EXHIBIT 99.2

News Release

FOR IMMEDIATE RELEASE:

New Century Financial Corporation	Robert K. Cole, Chairman and CEO
18400 Von Karman, Suite 1000	(949) 224-5700
Irvine, CA 92612	Carrie Marrelli, VP, Investor Relations
(949) 224-5745

New Century Prices $175 Million Convertible Senior Notes Private Offering;

Purchased Call Options and Sold Warrants Offset Potential Dilution

Up to a Stock Price of $71.36

IRVINE, CA, July 2, 2003–New Century Financial Corporation (Nasdaq: NCEN) announced today the pricing of its private offering of $175 million of Convertible Senior Notes due 2008 pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes will bear interest at a rate of 3.50% per annum and will be convertible into the Company’s common stock at a conversion price of $52.20 per share, upon the occurrence of certain events.

The Company has also granted the initial purchasers of the notes a 13-day option to purchase up to an additional $35 million principal amount of the notes.

The Company expects to use the net proceeds from the offering to pursue securitization strategies and other strategic opportunities, to continue its stock repurchase program and for general corporate purposes. The Company also intends to use a portion of the proceeds to purchase call options with respect to its common stock from an affiliate of one of the initial purchasers. The call options are intended to offset the potential dilution from conversion of the notes. The Company intends to partially offset the cost of the call options by selling warrants with respect to its common stock that are exercisable at $71.36 per share.

The conversion price will be adjusted from $52.20 to $34.80 per share and the exercise price of the warrants will be adjusted from $71.36 to $47.57 per share after the Company’s previously announced three-for-two stock split which will be effective on July 11, 2003.

The notes will only be offered to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The notes and common stock issuable upon conversion of the notes will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless they are registered, the notes may be offered and sold only in transactions that are exempt from registration under the Securities Act or the securities laws of any other jurisdiction. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes.

About New Century Financial Corporation

New Century Financial Corporation is a leading nationwide specialty mortgage banking company that, through its subsidiaries, originates, purchases, sells and services residential mortgage loans secured primarily by first mortgages on single-family residences.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be forward-looking statements under federal securities laws. The Company intends that any forward-looking statements be subject to the safe-harbor created by those laws. The forward-looking statements include, but are not limited to, (i) the expectation that the Company will issue the Notes, (ii) the expectations regarding use of the proceeds from the offering, and (iii) the expectation that the call options the Company intends to purchase will reduce the potential dilution from conversion of the Notes. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, (i) the market for convertible debt, (ii) the interest rate environment, (iii) the condition of the markets for whole loans and mortgage-backed securities, (iv) the Company’s ability to maintain adequate financing facilities, and (v) the outcome of litigation or regulatory actions pending against the Company. Additional information on these and other factors is contained in our Annual Report on Form 10-K for the year ended December 31, 2002 and the Company’s other periodic filings with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking statements contained in this press release.